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EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT
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
                                                                State of
           Name                                               Incorporation
           ----                                               -------------
First Merchants Bank, National Association . . . . . . . . . . . .U.S.

Pendleton Banking Company. . . . . . . . . . . . . . . . . . . .Indiana

First United Bank. . . . . . . . . . . . . . . . . . . . . . . .Indiana

The Union County National Bank of Liberty. . . . . . . . . .  . . U.S.

The Randolph County Bank . . . . . . . . . . . . . . . . . . . .Indiana